UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 250 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	CNAT	The Nasdaq Capital Market

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Sublease Agreement

On March 30, 2020, Conatus Pharmaceuticals Inc. (the “Company”) and Pacific Real Estate Partnership (“Subtenant”) entered into an amendment (the “Amendment”) to that certain Sublease Agreement, dated December 18, 2019 (the “Sublease”).  Pursuant to the Sublease, the Company agreed to sublet to Subtenant approximately 13,225 rentable square feet of office space (the “Premises”), which the Company currently leases, at 16745 West Bernardo Drive, San Diego, CA 92127.  At the commencement of the Sublease, the Company sublet 9,954 rentable square feet of the Premises (the “Initial Premises”), and, prior to the Amendment, the remaining 3,271 rentable square feet of the Premises (the “Expansion Premises”) was set to commence on April 1, 2020.  Pursuant to the Amendment, the Company will sublet the Expansion Premises commencing on May 15, 2020.

The descriptions of the terms and conditions of the Sublease and the Amendment set forth herein are not complete and are qualified in its entirety by reference to the full text of the Sublease, a copy of which was filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2019, and to the full text of the Amendment, a copy of which is filed as an exhibit to this current report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Sublease Agreement, dated March 30, 2020, by and between Conatus Pharmaceuticals Inc. and Pacific Real Estate Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Keith W. Marshall, Ph.D., M.B.A.
	Name:	Keith W. Marshall, Ph.D., M.B.A.
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

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